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                                                                    EXHIBIT 5.1




                 [ROBINSON, BRADSHAW & HINSON, P.A. LETTERHEAD]



                                June 11, 1996


Personnel Group of America, Inc.
6302 Fairview Road, Suite 201
Charlotte, North Carolina 28210

Ladies and Gentlemen:

     We refer to the Registration Statement on Form S-1 (SEC File No. 333-04573), as amended, of Personnel Group of America, Inc., a Delaware corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, 4,025,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"). We have examined the Restated Certificate of Incorporation and Amended and Restated Bylaws, as amended, of the Company, minutes of applicable meetings of the Board of Directors of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

     Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, when sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

     The opinions expressed herein are contingent upon the Company's Restated Certificate of Incorporation and Amended and Restated Bylaws not being further amended prior to the issuance of any Shares issued after the date hereof.

     We hereby consent to the filing of this opinion as an exhibit to said Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

     This opinion is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

                                              Very truly yours,

                                              ROBINSON, BRADSHAW & HINSON, P.A.


                                              /s/ Patrick S. Bryant
                                              ---------------------------------
                                              Patrick S. Bryant